Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Access National Corporation (the “Corporation”) on Form 10-Q for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael W. Clarke, President and Chief Executive Officer of the Corporation, and Charles Wimer, Executive Vice President and Chief Financial Officer of the Corporation, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
1.	The Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

/s/ Michael W. Clarke

Michael W. Clarke
President and Chief Executive Officer
(Principal Executive Officer)
August 11, 2006

/s/ Charles Wimer

Charles Wimer
Executive Vice President and Chief Financial Officer
(Principal Financial & Accounting Officer)
August 11, 2006

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